Exhibit (j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus of Scudder Strategic Income Fund Class A, B, C and I and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information of Scudder Strategic Income Fund Class A, B, C and I included in Post-Effective Amendment No. 39 to the Registration Statement (Form N-1A, No.2-58921) of Scudder Strategic Income Fund.

We also consent to the incorporation by reference into the Statement of Additional Information of Scudder Strategic Income Fund Class A, B, C and I of our report dated December 18, 2001 with respect to the financial statements and financial highlights of the Scudder Strategic Income Fund, included in the October 31, 2001 annual report.


                                                        /s/Ernst & Young LLP
                                                        ----------------------
                                                        Ernst & Young LLP


Boston, Massachusetts
January 30, 2002